EXHIBIT 3.2

BYLAWS

OF

FELLON-MCCORD ASSOCIATES, INC.

ADOPTED OCTOBER 1, 1992

ARTICLE I

OFFICES

          1.     Registered Office and Registered Agent.  The registered office of the Corporation in the Commonwealth of Kentucky is at Starks Building, Suite 627, 455 South 4th Street, Louisville, Kentucky 40202 and the registered agent of the Corporation at such address is John McCord.

          2.     Other Places of Business. Branch or subordinate offices or places of business may be established at any time by the Board of Directors at any place where the Corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS

          1.     Annual Meeting.  The annual meeting of shareholders shall be held at 9:00 o'clock a.m. on the first Monday of April of each year at the principal office of the Corporation or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

          2.     Special Meeting.  A special meeting of shareholders may be called for any purpose by the president or Board of Directors or as permitted by law. Holders of at least twenty-five percent (25 percent) of all votes entitled to be cast on any issue proposed to be considered at a proposed special meeting may also call such a meeting by signing, dating, and delivering to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the meeting notice shall be conducted at a special shareholders' meeting.

          3.     Action Without Meeting.  The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

          4.      Quorum.  The presence at a meeting in person or by proxy of the holders of shares entitled to case a majority of all shares issued and outstanding shall constitute a quorum.

          5.     Record Date.  The record date for all meetings of shareholders shall be as fixed by the Board of Directors or as provided by Statute.

          6.     Notice of Meetings.  The corporation shall notify all shareholders entitled to vote at the meeting of the date, time, place, and purpose of each annual and special shareholders'meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date.

          7.     Voting for Directors.  At each election for directors each shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as he shall be entitled to vote under the corporation's articles of incorporation, multiplied by the number of directors to be elected at such election; and each shareholder may cast the whole number of votes for one (1) candidate, or distribute such votes among two (2) or more candidates. Such directors shall not be elected in any other manner.

ARTICLE III

BOARD OF DIRECTORS

          1.     Management.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of its board of directors.

          2.     Number and Term of Office.  The Board of Directors shall consist of not less than one (1) nor more than five (5) members. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of the shareholders and until that director's successor shall have been elected and qualified.

          3.     Regular Meetings.  A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

          4.     Special Meetings.  A special meeting of the Board may be called at any time by the president or by any two (2) directors for any purpose. Such meeting shall be held upon not less than five (5) days notice if given orally (either by telephone or in person), or by telecopier, or upon not less than ten (10) days notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time, place, and purposes of the meeting.

          5.     Action Without Meeting.  The Board may act without a meeting if each member of the board shall consent in writing thereto. Such consent or consents shall be filed in the minute book.

          6.     Quorum.  A majority of the prescribed number of directors shall constitute a quorum for the transaction of business.

          7.     Vacancies in Board of Directors.

                   (a)     If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors; the board of directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

                   (b)     If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

                   (c)     A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

          8.     Removal of Directors by Shareholders.

                  (a)     The shareholders may remove one (1) or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause.

                  (b)     If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.

                  (c)     A director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.

                  (d)     A director shall be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice shall state that the purpose, or one (1) of the purposes, of the meeting is removal of the director.

          9.     Compensation of Directors.  Unless the articles of incorporation or bylaws provide otherwise, the board of directors may fix the compensation of directors.

        10.     Attendance at Meetings.  The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during this meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

ARTICLE IV

WAIVERS OF NOTICE

          Any notice required by these Bylaws, the articles of incorporation or the law of the Commonwealth of Kentucky may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before, at or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting the lack of proper notice, at thee beginning of the meeting, or promptly upon his arrival, shall be deemed conclusively to have waived such notice.

ARTICLE V

OFFICERS

          1.     Election.  At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a treasurer and a secretary. It may elect such other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two (2) or more offices, but no person shall hold the offices of president and secretary at the same time.

          2.     Duties and Authority of President.  The president shall be chief executive officer of the Corporation. Subject only to the authority of the Board, the president shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business which are authorized, either generally or specifically, by the Board. The president shall have the general powers and duties of management usually vested in the office of president of a corporation.

          3.     Duties and Authority of Vice President.  The vice president shall perform such duties and have such authority as from time to time may be delegated to the vice president by the president or by the Board. In the event of the absence, death, inability or refusal to act by the president, the vice president shall perform the duties and be vested with the authority of the president.

          4.     Duties and Authority of Treasurer.  The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as re incident to that office or as shall be assigned by the president to the Board.

          5.     Duties and Authority of Secretary.  The secretary shall cause notices of all meetings to be served as prescribed in these Bylaws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or the Board.

          6.     Removal of Officers.  The Board may remove any officer or agent of the Corporation if such action, in the judgment of the Board, is in the best interest of the Corporation. Appointment or election to a corporate office shall not, of itself, establish or create contract rights.

          7.     Vacancies in Offices.  The Board, in its absolute discretion, may fill all vacancies in offices, regardless of the cause of such vacancies, for the remainder of the terms of the offices.

ARTICLE VI

CORPORATE RECORDS

          1.     Corporate Records.

                  (a)     The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.

                  (b)     The corporation shall maintain appropriate accounting records.

                  (c)     The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, by class of shares showing the number and class of shares held by each.

                  (d)     The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

                  (e)     The corporation shall keep a copy of the following records at its principal office:

                           (1)  Its articles or restated articles of incorporation and all amendments                                   to them currently in effect;

                           (2)  Its bylaws or restated bylaws and all amendments to them currently                                   in effect;

                           (3)  Resolutions adopted by its board of directors creating one (1) or                                   more

                                      classes or series of shares, and fixing their relative rights,                                       preferences, and limitations, if shares issued pursuant to those                                       resolutions are outstanding;

                            (4)     The minutes of all shareholders' meetings, and records of all                                       action taken by shareholders without a meeting, for the past three (3) years;

                            (5)     All written communications to shareholders generally within the                                       past three (3) years, including the financial statements furnished                                       for the past three (3) years under Article VII(1);

                            (6)     A list of the names and business addresses of its current directors                                       and officers; and

                            (7)     Its most recent annual report delivered to the secretary of state.

          2.     Inspection of Records of Shareholders.

                  (a)     Any shareholder of the corporation shall be entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation described in Section 1, above, if he gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy.

                  (b)     Any shareholder of the corporation shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the corporation any of the following records of the corporation if the shareholder meets the requirements of subsection (c) of this section and gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy:

                            (1)     Excerpts from minutes of any meeting of the board of directors,                                       records of any action of a committee of the board of directors                                       while acting in place of the board of directors on behalf of the                                       corporation, minutes of any meeting of the shareholders, and                                       records of action taken by the shareholders or board of directors                                       without a meeting, to the

                                      extent not subject to inspection under subsection (a) of this                                       section;

                            (2)     Accounting records of the corporation; and

                            (3)     The record of shareholders.

                     (c)  A shareholder may inspect and copy the records described above only if:

                            (1)     His demand is made in good faith and for a proper                                       purpose;

                            (2)     He describes with reasonable particularity his purpose and the                                       records he desires to inspect; and

                            (3)     The records are directly connected with his purpose.

                     (d)  The right of inspection granted by this section shall not be abolished or limited by the corporation's articles of incorporation or bylaws.

                     (e)  This section shall not affect:

                             (1)     The right of a shareholder to inspect records under KRS 271B.7-                                        200 or, if the shareholder is in litigation with the corporation, to                                        the same extent as any other litigant;

                             (2)     The power of a court, independently of this chapter, to compel                                        the production of corporate records for examination.

                     (f)    For purposes of this section, "shareholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

          3.     Scope of Inspection of Right.

                  (a)     A shareholder's agent or attorney shall have the same inspection and copying rights as the shareholder he represents.

                  (b)     The right to copy under Article VI (2) shall include, if reasonable, the right to receive copies made by photographic xerographic, or other means.

                  ( c )     The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge shall not exceed the estimated cost of production or reproduction of the records.

                  ( d )     The corporation may comply with a shareholder's demand to inspect the record of shareholders under Article VI (2) (b) (3) by providing him with a list of its shareholders that was compiled no earlier than the date of the shareholder's demand.

ARTICLE VII

REPORTS

          1.     Financial Statements for Shareholders.  Upon the written request of any shareholder or holder of voting trust certificates for shares of a corporation the corporation shall mail to such shareholder or holder of voting trust certificates its most recent financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

          2.     Other Reports to Shareholders.  If the corporation indemnifies or advances expenses to a director under KRS 271B.8510 to 271B.8-540 in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

          3.     Annual Report for Secretary of State.

                  (a)     The corporation shall deliver to the secretary of state for filing an annual report that sets forth:

                           (1)     The name of the corporation and the state under whose law it is                                      incorporated;

                           (2)     The address of its registered office and the name of its registered                                      agent at that office in this state;

                           (3)     The address of its principal office; and

                           (4)     The names and addresses of its directors and principal officers.

                 (b)     Information in the annual report shall be current as of the date the annual report is executed on behalf of the corporation.

                 (c)     The first annual report shall be delivered to the secretary of state between January 1 and June 30 of the year following the calendar year in which the corporation was incorporated. Subsequent annual reports shall be delivered to the secretary of state between January 1 and June 30 of the following calendar years.

ARTICLE VIII

AMENDMENT OF ARTICLES OF INCORPORATION

          1.     Authority to Amend.

                  (a)     The corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles of incorporation or to delete a provision not required in the articles of incorporation. Whether a provision is required or permitted in the articles of incorporation shall be determined as of the effective date of the amendment.

                  (b)     A shareholder of the corporation shall not have a vested property right resulting from any provision in the articles of incorporation, including provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the corporation.

          2.     Amendment by Board of Directors.  Unless the articles of incorporation provide otherwise, a corporation's board of directors may adopt one (1) or more amendments to the corporation's articles of incorporation without shareholder action:

                  (a)     To extend the duration of the corporation if it was incorporated at a time                             when limited duration was required by law;

                  (b)     To delete the names and addresses of the initial directors;

                  (c)     To delete the names and addresses of the initial registered agent or                             registered office, if a statement of change is on file with the secretary of                             state;

                 (d)     To change each issued and unissued authorized share of an outstanding                            class into a greater number of whole shares if the corporation has only                            shares of that class outstanding;

                 (e)     To change the corporate name by substituting the word "corporation,"                            "incorporated," "company," "limited," or the abbreviation "corp.,"                            "inc.," "co.," or "ltd.," for a similar word or abbreviation in the name, or                            by adding, deleting, or changing a geographical attribution for the name;                            or

                 (f)     To make any other change expressly permitted by law to be made                            without shareholder action.

          3.     Amendment by Board of Directors and Shareholders.

                  (a)     The corporation's board of directors may propose one (1) or more amendments to the articles of incorporation for submission to the shareholders.

                  (b)     For the amendment to be adopted:

                           (1)     The board of directors shall recommend the amendment to the                                      shareholders unless the board of directors determines that because                                      of conflict of interest or other special circumstances it should                                      make no recommendation and communicates the basis for its                                      determination to the shareholders with the amendment; and

                           (2)     The shareholders entitled to vote on the amendment shall approve                                      the amendment as provided in subsection (e) below.

                  (c)     The board of directors may condition its submission of the proposed amendment on any basis.

                  (d)     The corporation shall notify each other shareholder, whether or not entitled to vote, of the proposed shareholder's meeting in accordance with Article II(6). The notice of meeting shall also state that the purpose, or one (1) of the purposes, of the meetings is to consider the proposed amendment and contain or be accompanied by a copy or summary of the amendment.

                  (e)     Unless the law, the articles of incorporation, or the board of directors (acting pursuant to subsection ( c ) of this section) requires a greater vote or a vote by voting groups, the amendments to be adopted shall be approved by:

                            (1)     A majority of the votes entitled to be cast on the amendment by                                       any voting group with respect to which the amendment would                                       create dissenters' rights; and

                            (2)     The votes entitled by KRS 271B.7-250 and 271B.7-260 by every                                       other voting group entitled to vote on the amendment.

          4.     Articles of Amendment.  A corporation amending its articles of incorporation shall deliver to the secretary of state for filing articles of amendment as required by KRS 271B.10-060.

          5.     Restated Articles of Incorporation.  The corporation's board of directors may restate its articles of incorporation at any time with or without shareholder action in accordance with KRS 271B.10-070.

ARTICLE IX

AMENDMENT OF BYLAWS

          1.     Amendment by Board of Directors of Shareholders.

                  (a)     The corporation's board of directors may amend or repeal the corporation's bylaws unless:

                            (1)     The articles of incorporation or the law reserves this power                                       exclusively to the shareholders in whole or part; or

                            (2)      The shareholders in amending or repealing a particular bylaws                                        provide expressly that the board of directors may not amend or                                        repeal that bylaw.

                   (b)    The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

          2.     Bylaw Increasing Quorum or Voting Requirements for Directors.

                  (a)     A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed:

                           (1)     If originally adopted by the shareholders, only by the shareholders,                                     or

                           (2)     If originally adopted by the board of directors, either by the                                      shareholders or by the board of directors.

                 (b)     A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

                 (c)     Action by the board of directors under subsection (2) above to adopt or amend a bylaw that changes the quorum or voting requirement for the board of directors shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

ARTICLE X

FISCAL YEAR

          1.     Fiscal Year.     The fiscal year of the Corporation shall begin on the first day of January of each year.

          IT IS HEREBY certified that the above By-Laws for the regulation of the affairs of FELLON-MCCORD ASSOCIATES, INC., were adopted by the Directors of said corporation on the 1st day of October, 1992.

                                                                               /s/ John C. McCord
                                                                               Secretary